Exhibit 99.1

Blue Nile Announces Fourth Quarter and Full Year 2014 Financial Results

Fourth Quarter Sales Increased 7.9% to $157.4 million
Fourth Quarter Earnings Per Diluted Share Total $0.41
Full Year Sales Increased 5.2% to $473.5 million
Full Year Earnings Per Diluted Share Total $0.80

SEATTLE, FEBRUARY 10, 2015 -- Blue Nile, Inc. (Nasdaq: NILE), a leading online retailer of diamonds and fine jewelry, today reported financial results for its fourth quarter and fiscal year ended January 4, 2015, periods that included 14 weeks and 53 weeks, respectively, as fiscal 2014 contained an extra week.
Net sales increased 7.9% to $157.4 million for the fourth quarter ended January 4, 2015 compared to $146.0 million for the fourth quarter ended December 29, 2013. Operating income for the fourth quarter 2014 totaled $6.9 million, representing an operating margin of 4.4% of net sales compared to $7.2 million of operating income and 4.9% of operating margin for the fourth quarter of 2013. Net income for the fourth quarter 2014 totaled $4.8 million, or $0.41 per diluted share. Non-GAAP adjusted EBITDA for the fourth quarter 2014 totaled $8.8 million.
Blue Nile reported net sales of $473.5 million for the fiscal year ended January 4, 2015 compared to $450.0 million for the fiscal year ended December 29, 2013, an increase of 5.2%. Operating income for the fiscal year ended January 4, 2015 was $14.2 million compared to $14.3 million for the fiscal year ended December 29, 2013. Net income for the fiscal year ended January 4, 2015 was $9.7 million and earnings per diluted share totaled $0.80. Non-GAAP adjusted EBITDA for the fiscal year ended January 4, 2015 was $22.1 million.
Net cash provided by operating activities totaled $17.2 million for the fiscal year ended January 4, 2015 compared to $23.4 million for the fiscal year ended December 29, 2013. Non-GAAP free cash flow for the fiscal year ended January 4, 2015 was $13.4 million compared to $17.9 million for the fiscal year ended December 29, 2013.
“Our fourth quarter growth continues the positive momentum from Q3 in spite of what was a challenging quarter for many jewelry retailers,” said Harvey Kanter, Blue Nile Chairman, CEO and President. “While these results are below our expectations, the above-industry growth demonstrates that we made progress and gained share. We remain confident in the underlying strategy; more people are realizing that buying online - and at Blue Nile specifically - provides a superior selection and industry-leading quality at an unmatched price. It’s one of the reasons why that, despite a tough quarter for the industry, Blue Nile continued to grow.”

Highlights

•	Net sales for the additional week was estimated at $5.9 million, which contributed 4.1% of growth for the fourth quarter 2014 and 1.3% for the fiscal year ended January 4, 2015.

•
U.S. engagement net sales for the fourth quarter 2014 increased 7.9% to $85.0 million, compared to $78.7 million for the fourth quarter of 2013. U.S. engagement net sales for the fiscal year ended January 4, 2015 increased 4.1% to $266.4 million, compared to $255.8 million for the fiscal year ended December 29, 2013. U.S. engagement net sales for the additional week was estimated at $2.9 million, which contributed 3.7% of growth for the fourth quarter 2014 and 1.1% for the fiscal year ended January 4, 2015.

•
U.S. non-engagement net sales for the fourth quarter 2014 increased 6.3% to $48.8 million, compared to $45.9 million for the fourth quarter of 2013. U.S. non-engagement net sales for the fiscal year ended January 4, 2015 increased 4.2% to $126.0 million, compared to $121.0 million for the fiscal year ended December 29, 2013. U.S. non-engagement net sales for the additional week was estimated at $1.8 million, which contributed 3.9% of growth for the fourth quarter 2014 and 1.5% for the fiscal year ended January 4, 2015.

•
International net sales for the fourth quarter 2014 were $23.6 million, compared to $21.4 million for the fourth quarter 2013, an increase of 10.9%. International net sales for the fiscal year ended January 4, 2015 increased 10.8% to $81.1 million, compared to $73.2 million for the fiscal year ended December 29, 2013. Excluding the impact from changes in foreign exchange rates, international net sales increased 16.4% and 14.0% for the fourth quarter 2014 and fiscal year ended January 4, 2015, respectively. International net sales for the additional week was estimated at $1.2 million, which contributed 5.8% of growth for the fourth quarter 2014 and 1.7% for the fiscal year ended January 4, 2015.

•
Gross profit for the fourth quarter 2014 totaled $28.5 million. As a percent of net sales, gross profit was 18.1% compared to 18.6% for the fourth quarter of 2013. Gross profit for the fiscal year ended January 4, 2015 totaled $86.6 million.

•
Selling, general and administrative expenses for the fourth quarter 2014 were $21.6 million, compared to $20.0 million in the fourth quarter of 2013. Selling, general and administrative expenses for the fiscal year ended January 4, 2015 were $72.4 million, compared to $69.3 million for the fiscal year ended December 29, 2013.

•	Earnings per diluted share included stock-based compensation expense of $0.04 for the fourth quarter of 2014 and $0.06 for the fourth quarter of 2013.

•
Net income for the fiscal year ended December 29, 2013 included an income tax benefit of $1.1 million or $0.08 per diluted share resulting from certain discrete tax items for the third quarter of 2013. Net income for the additional week was estimated at $0.2 million or $0.02 in earnings per diluted share.

•	Cash and cash equivalents at the end of fiscal year 2014 totaled $91.2 million, compared to $115.9 million at the end of fiscal year 2013.

•	During the fiscal year ended January 4, 2015, Blue Nile repurchased a total of 1.2 million shares for $40.3 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of February 10, 2015. Actual results may be materially affected by many factors, such as consumer spending, economic conditions, product assortment and the various factors detailed below.
Expectations for the first quarter of 2015 (Quarter Ending April 5, 2015):

•	Net sales are expected to be between $107 million and $110 million.

•	Earnings per diluted share are projected at $0.07 to $0.09.
Expectations for the fiscal year 2015 (Year Ending January 3, 2016):

•	Net sales are expected to be between $488 million and $505 million.

•	Earnings per diluted share are projected at $0.83 to $0.93.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to commodity prices, general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 29, 2013. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended January 4, 2015, which we expect to file with the Securities and Exchange Commission on or before March 14, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its fourth quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the "constant exchange rate basis"). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	14 Weeks Ended	13 Weeks Ended
	January 4, 2015	December 29, 2013
Net Income	$4,831	$4,931
Income tax expense	2,389	2,315
Other income, net	(363)	(30)
Depreciation and amortization	864	778
Stock-based compensation	1,096	1,243
Non-GAAP Adjusted EBITDA	$8,817	$9,237

	53 Weeks Ended	52 Weeks Ended
	January 4, 2015	December 29, 2013
Net Income	$9,731	$10,875
Income tax expense	4,888	3,690
Other income, net	(407)	(257)
Depreciation and amortization	3,607	3,141
Stock-based compensation	4,281	4,948
Non-GAAP Adjusted EBITDA	$22,100	$22,397

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by operating activities is as follows (in thousands):

	14 Weeks Ended	13 Weeks Ended
	January 4, 2015	December 29, 2013
Net cash provided by operating activities	$59,733	$57,318
Purchases of fixed assets, including internal-use software and website development	(951)	(1,419)
Non-GAAP free cash flow	$58,782	$55,899

	53 Weeks Ended	52 Weeks Ended
	January 4, 2015	December 29, 2013
Net cash provided by operating activities	$17,208	$23,438
Purchases of fixed assets, including internal-use software and website development	(3,771)	(5,528)
Non-GAAP free cash flow	$13,437	$17,910

The following table reconciles year-over-year total company sales as well as international net sales percentage increases from the GAAP sales measures to the non-GAAP constant exchange rate basis:

14 Weeks Ended January 4, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	10.9%	(5.5)%	16.4%

13 Weeks Ended December 29, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	6.8%	(4.1)%	10.9%

53 Weeks Ended January 4, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	10.8%	(3.2)%	14.0%

52 Weeks Ended December 29, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	17.3%	(2.9)%	20.2%

About Blue Nile, Inc.
Blue Nile, Inc. is the original online jeweler. The company offers a smarter way to buy engagement rings, wedding rings, and fine jewelry by providing in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. Blue Nile has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	January 4, 2015	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$91,186	$115,942
Trade accounts receivable	2,137	3,005
Other accounts receivable	1,571	521
Inventories	41,668	34,530
Deferred income taxes	1,123	1,038
Prepaid income taxes	—	247
Prepaids and other current assets	1,524	1,318
Total current assets	139,209	156,601
Property and equipment, net	10,422	10,188
Intangible assets, net	103	140
Deferred income taxes	3,064	5,470
Note receivable	2,000	2,000
Other investments	2,280	2,280
Other assets	256	246
Total assets	$157,334	$176,925
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,675	$122,322
Accrued liabilities	11,992	10,751
Current portion of long-term financing obligation	32	51
Current portion of deferred rent	292	279
Total current liabilities	140,991	133,403
Long-term financing obligation, less current portion	489	574
Deferred rent, less current portion	1,982	2,229
Other long-term liabilities	169	114
Commitments and contingencies
Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	227,146	223,261
Accumulated other comprehensive loss	(236)	(26)
Retained earnings	103,489	93,758
Treasury stock	(316,718)	(276,410)
Total stockholders’ equity	13,703	40,605
Total liabilities and stockholders’ equity	$157,334	$176,925

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	January 4, 2015	December 29, 2013	January 4, 2015	December 29, 2013
Net sales	$157,459	$145,958	$473,516	$450,008
Cost of sales	128,959	118,737	386,874	366,357
Gross profit	28,500	27,221	86,642	83,651
Selling, general and administrative expenses	21,643	20,005	72,430	69,343
Operating income	6,857	7,216	14,212	14,308
Other income, net
Interest income, net	26	23	117	107
Other income, net	337	7	290	150
Total other income, net	363	30	407	257
Income before income taxes	7,220	7,246	14,619	14,565
Income tax expense	2,389	2,315	4,888	3,690
Net income	$4,831	$4,931	$9,731	$10,875
Basic net income per share	$0.41	$0.38	$0.80	$0.87
Diluted net income per share	$0.41	$0.38	$0.80	$0.85

Shares used for computation (in thousands):
Basic	11,853	12,835	12,144	12,540
Diluted	11,907	13,030	12,209	12,760

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	53 Weeks Ended	52 Weeks Ended
	January 4, 2015	December 29, 2013
Operating activities:
Net income	$9,731	$10,875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,607	3,141
Gain on disposal of property and equipment	—	(7)
Stock-based compensation	4,361	5,028
Deferred income taxes	2,321	2,204
Tax deficiency from exercise of stock options	(2,713)	(583)
Excess tax benefit from exercise of stock options	(195)	(361)
Changes in assets and liabilities:
Receivables	(182)	(41)
Inventories	(7,138)	(1,260)
Prepaid federal income taxes	247	(247)
Prepaid expenses and other assets	(216)	(218)
Accounts payable	6,323	6,432
Accrued liabilities	1,241	(1,688)
Other long-term liabilities	55	89
Deferred rent and other	(234)	74
Net cash provided by operating activities	17,208	23,438
Investing activities:
Purchases of property and equipment	(3,771)	(5,528)
Purchases of other investments	—	(280)
Net cash used in investing activities	(3,771)	(5,808)
Financing activities:
Repurchase of common stock	(40,308)	(10,433)
Proceeds from stock option exercises	2,413	21,377
Taxes paid for net share settlement of equity awards	(282)	—
Excess tax benefit from exercise of stock options	195	361
Principal payments under long-term financing obligation	(104)	(60)
Net cash (used in) provided by financing activities	(38,086)	11,245
Effect of exchange rate changes on cash and cash equivalents	(107)	50

Net (decrease) increase in cash and cash equivalents	(24,756)	28,925

Cash and cash equivalents, beginning of period	115,942	87,017
Cash and cash equivalents, end of period	$91,186	$115,942

	53 Weeks Ended	52 Weeks Ended
	January 4, 2015	December 29, 2013
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3,675	$4,965
Cash paid for interest relating to long-term financing obligation	3	2
Non-cash investing and financing activities:
Payable for purchases of property and equipment	36	7